UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2018

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7450 Tilghman Street, Allentown, PA 18106

(Address of Principal Executive Offices) (Zip Code)

(610) 797-9500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on March 16, 2018, JetPay Corporation (the “Company”) received a notification letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the market value of the Company’s listed securities had fallen below the minimum $35,000,000 required for continued listing as set forth in The Nasdaq Capital Market’s Listing Rule 5550(b)(2) (the “Rule”). The Company was provided 180 calendar days, or until September 12, 2018, to regain compliance with the Rule by trading at a market value of $35,000,000 or greater for ten consecutive trading days. On September 13, 2018, the Company received a notification letter from the Staff that it failed to regain compliance with the Rule.

The Staff has advised the Company that its securities will be delisted from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel to appeal the Staff’s determination. The Company intends to timely request a hearing, which request will stay any suspension or delisting action by the Staff pending the ultimate outcome of the hearing.

The Company intends to take steps to regain compliance with the Rule; however, there can be no assurance that the Nasdaq Hearings Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance with the Rule within any extension period that may be granted by the Nasdaq Hearings Panel. If the Company’s common stock ceases to be listed for trading on The Nasdaq Capital Market, the Company expects that its common stock would be traded on the over-the-counter market.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chairman of the Board; Resignation of Director

On September 11, 2018, at the meeting of the Board of Directors (the “Board”) of the Company following the Annual Meeting of the Stockholders of the Company held on September 11, 2018 (the “Annual Meeting”), the Board did not re-elect Bipin C. Shah as Chairman of the Board, effective immediately. Following his election as a director for a three-year term at the Annual Meeting, Mr. Shah tendered his resignation to the Company on September 14, 2018, effective as of September 30, 2018. Mr. Shah’s resignation was not the result of a disagreement on any matter relating to the registrant’s operations, policies or practices.

Appointment of Chairman of the Board

On September 17, 2018, at a special meeting of the Board, the Board elected Laurence L. Stone, a current independent director, to serve as Chairman of the Board. Mr. Stone has served on the Board since October 2016, when Mr. Stone was appointed by the holders of shares of the Company’s Series A Convertible Preferred Stock.

Compensatory Arrangements

On September 14, 2018 (the “Commencement Date”), the Company and Diane (Vogt) Faro, the chief executive officer of the Company, entered into an employment agreement (the “Agreement”). The term of the employment agreement commenced on the Commencement Date and ends on May 5, 2019, unless earlier terminated in accordance with its terms or extended by the parties by mutual agreement in writing (the “Term”). Ms. Faro has served as the Company’s Chief Executive Officer since May 2016.

The principal terms of the Agreement are set forth below.

Compensation.

The Agreement provides for the following compensation for Ms. Faro.

•	Base Salary. Ms. Faro shall receive a base salary of $450,000.

•	Annual Incentive. In addition to her base salary, Ms. Faro shall be eligible to receive an annual bonus payable in shares of the Company’s common stock of up to 50% of her base salary as of the end of the calendar year to which such bonus relates, as determined in the sole discretion of the Board based upon performance goals established by the Board. For calendar year 2017, Ms. Faro will receive an annual bonus of $162,375 payable to Ms. Faro within 30 days of the Commencement Date.

•	Employee Benefits and Perquisites. Ms. Faro shall be eligible to participate in all Company employee benefit plans, as may be maintained by the Company from time to time, on the same terms as similarly situated employees of the Company. During the Term, the Company shall reimburse Ms. Faro for the reasonable costs of the rental of an apartment in or around Dallas, Texas, up to a maximum of $3,500 per month, and the reasonable costs for Ms. Faro to fly to and from Dallas, Texas.

Termination and Severance.

The Agreement may be terminated at any time by the Company with or without Cause (as defined in the Agreement) or by Ms. Faro with or without Good Reason (as defined in the Agreement), in either case in accordance with the Agreement.

•	Termination by the Company Other Than For Cause or Death or Disability; Termination by Executive for Good Reason. In the event that Ms. Faro is terminated by the Company other than for Cause, disability or death or Ms. Faro terminates her employment for Good Reason, then, in addition to the payment to Ms. Faro of any base salary earned but unpaid through the date of termination and any accrued but unused vacation time as of the date of termination (the “Accrued Obligations”), the Company shall continue to pay to Ms. Faro her base salary until the later of (i) May 5, 2019 and (ii) six months following Ms. Faro’s termination date (the “Continuation Period”). The Company’s obligations to make payments to Ms. Faro during the Continuation Period (other than with respect to the Accrued Obligations) shall be conditioned upon Ms. Faro’s compliance with certain covenants set forth in the Agreement, including but not limited to the execution, delivery and non-revocation of a valid and enforceable general release of claims.

•	Termination for Cause. In the event that Ms. Faro is terminated by the Company for Cause, the Company shall pay to Ms. Faro any Accrued Obligations.

•	Termination for Other than Good Reason. Upon Ms. Faro’s termination of employment other than for Good Reason with 30 days’ notice to the Company, the Company shall pay to Ms. Faro any Accrued Obligations. In addition, the Company may, at its sole discretion, pay to Ms. Faro her regular pay and benefits through the end of the notice period.

•	Termination of Employment by the Company for Disability or Death. Upon Ms. Faro’s termination with the Company for disability or death as described in the Agreement, the Company shall pay to Ms. Faro any Accrued Obligations.

Restrictive Covenants.

Following the termination of her employment, Ms. Faro shall have certain continuing obligations under the Agreement, including but not limited to those relating to the non-disclosure of confidential information, non-competition, non-solicitation and proprietary rights.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 11, 2018, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on (i) the re-election of Bipin C. Shah for a three-year term as director and (ii) the ratification of the Audit Committee’s appointment of Marcum LLP as the Company’s registered public accounting firm for fiscal year 2018.

Of the 15,439,310 shares of common stock outstanding and entitled to vote, 13,315,283 were represented at the Annual Meeting in person or by proxy. Of the 133,333 shares of the Company’s Series A Convertible Preferred Stock outstanding and entitled to vote on an as-converted basis with the common stock, 133,333 shares were represented at the Annual Meeting in person or by proxy. Of the 9,000 shares of the Company’s Series A-1 Convertible Preferred Stock outstanding and entitled to vote on an as-converted basis with the common stock, 9,000 shares were represented at the Annual Meeting in person or by proxy.

The voting results were as follows:

Proposals	Votes For (1)	Votes Withheld Or Against	Abstentions and Broker Non-Votes

Election of Bipin C. Shah to the Board of Directors	21,148,856	2,207,663	3,761,956

Ratification of appointment of Marcum LLP as the Company’s registered public accounting firm for fiscal 2018	27,034,007	61,964	22,504

(1) Includes the vote of 133,333 shares of Series A Convertible Preferred Stock and 9,000 shares of Series A-1 Convertible Preferred Stock, par value $0.001 per share, of the Company, which collectively have the voting power of 13,803,192 shares of the Company’s common stock.

As discussed above, following the Annual Meeting on September 14, 2018, Mr. Shah resigned as a director of the Company, effective as of September 30, 2018.

Item 8.01	Other Events.

Additionally, attached to this Current Report, as Exhibit 99.1, is a copy of a PowerPoint presentation that was prepared by management for the Annual Meeting of Stockholders. The PowerPoint presentation will also be available on the Company’s website, www.jetpay.com, under “Investor Relations”.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements.” You can sometimes identify forward looking-statements by our use of the words “believes,” “anticipates,” “expects,” “intends,” “plans,” “forecast,” “guidance” and similar expressions. You are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of such factors. Forward-looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for business strategy, outlook, objectives, milestones, plans, intentions, goals, future financial condition or otherwise as to future events. Please refer to the risks detailed from time to time in the reports we file with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for additional risk factors that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. Any forward-looking statements made by the Company in this Current Report on Form 8-K are based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description

10.1	Employment Agreement, dated September 14, 2018, by and between the Company and Diane (Vogt) Faro

99.1	PowerPoint Presentation—2018 Annual Stockholders Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2018

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien
	Name:	Gregory M. Krzemien
	Title:	Chief Financial Officer